UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to § 240.14a-12

The Sherwin-Williams Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 20, 2016

Dear Valued Employee,

I am very pleased to tell you that today we announced an agreement to acquire Valspar for $11.3 billion. A copy of the press release, a list of FAQs and a fact sheet are available on mySherwin.com.

This is a transformative transaction for Sherwin-Williams that will bring significant opportunities to our company and our customers, shareholders, and employees. As you know, Valspar is a highly-respected manufacturer of architectural paints, wood coatings, and industrial finishes. Valspar has approximately 11,000 employees in more than 100 countries and offers a broad range of products for consumers and customers in the construction, industrial, packaging, and transportation sectors.

Sherwin-Williams and Valspar have highly complementary product offerings, when combined will firmly establish Sherwin-Williams as a premier global paints and coatings provider. As a result of this transaction, we will be able to provide customers with a broader portfolio of brands and technologies, including capabilities in the packaging and coil segments. The acquisition will expand our global footprint with scale and enable a platform for growth across China, Australia and New Zealand, as well as enhance our R&D capabilities. In short, we will have increased product range, reach, and development that will deliver value to all of our customers and partners.

The transaction is expected to close by the end of the first quarter 2017, following regulatory and Valspar shareholder approvals. Until then, Sherwin-Williams and Valspar will continue to operate as separate companies. It is important to remember that until the transaction closes, it is business as usual – that means any interaction with Valspar employees would be inappropriate.

Importantly, this combination is an excellent cultural fit. Like Sherwin-Williams, Valspar has a long history of innovation and commitment to providing its customers with excellent products and I know that – when the time comes – you will all welcome their employees into our Sherwin-Williams family. When the transaction closes we will work to seamlessly integrate our two companies, but we do not expect significant changes for the vast majority of our employees.

During this exciting and historic time for our company, I ask that you stay focused on delivering the high-quality products and services our customers have come to expect. Today’s announcement will likely generate considerable media coverage. If you receive any inquiries from the media or other third parties, please explain that you are not in a position to comment, gather their contact information and let them know a Company representative will get back to them. Forward all inquires to Mike Conway, Director, Corporate Communications by phone at his office (216) 515-4393, cell (216) 978-1074 or by email at mike.conway@sherwin.com.

We will continue to keep you informed and provide you with updates as this process unfolds. In the interim, please know that I am deeply grateful for the contribution you make each and every day. Without your efforts, Sherwin-Williams would not be the great company it is today.

Sincerely,

John G. Morikis

President and Chief Executive Officer

The Sherwin-Williams Company

The Sherwin-Williams Company         101 Prospect Ave. NW, Cleveland, OH 44115

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This communication contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those anticipated or implied in forward looking statements are described in Sherwin-Williams’ Form 10-K under the heading “Cautionary Statement Regarding Forward-Looking Information”, as well as the information included in Sherwin-Williams’ Current Reports on Form 8-K and other factors that are set forth in management’s discussion and analysis of Sherwin-Williams’ most recently filed reports with the SEC. Additional important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the merger not being timely completed, if completed at all; prior to the completion of the merger, Sherwin-Williams’ and/or Valspar’s respective businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities; and the parties being unable to successfully implement integration strategies. While Sherwin-Williams and/or Valspar may elect to update forward-looking statements at some point in the future, Sherwin-Williams and Valspar specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

Additional Information and Where to Find It

In connection with the proposed transaction, Valspar intends to file a preliminary proxy statement on Schedule 14A with the SEC. VALSPAR’S SHAREHOLDERS ARE ENCOURAGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to shareholders of Valspar. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from Valspar at its website, www.valspar.com, or by contacting Bill Seymour at 612-656-1328.

Participants in Solicitation

Sherwin-Williams and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information concerning Sherwin-Williams’ participants is set forth in the proxy statement, filed March 7, 2016, for Sherwin-Williams’ 2016 annual meeting of shareholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed merger will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

The Sherwin-Williams Company         101 Prospect Ave. NW, Cleveland, OH 44115